Exhibit 99.1

Contact:

The Abernathy MacGregor Group

Amy Feng / asf@abmac.com / 213-630-6550

UBIQUITI NETWORKS REPORTS Q2 FISCAL 2013 RESULTS

•	Revenues of $74.9 million, an increase of 22% from the prior quarter

•	Strong rebound in airMAX revenues

•	Non-GAAP operating profitability of $21.0 million, an increase of 27.9% from the prior quarter

•	$26.8 million in net cash provided by operating activities

•	Quarterly GAAP and Non-GAAP Diluted EPS of $0.20

San Jose, Calif. — February 7, 2013 — Ubiquiti Networks, Inc. (NASDAQ:UBNT), a next-generation communications technology company, today announced results for the second quarter of fiscal 2013, ended December 31, 2012.

For the second quarter of fiscal 2013, Ubiquiti reported revenues of $74.9 million, a decrease of 15% compared to revenues of $87.8 million for the same period the prior year and an increase of 22% compared to the prior quarter. For the six months ended December 31, 2012 Ubiquiti reported revenues of $136.4 million, a decrease of 18% compared to revenues of $167.0 million for the same period in the prior year.

For the second quarter of fiscal 2013, GAAP net income was $17.8 million, a decrease of 28% compared to GAAP net income of $24.7 million for the same period the prior year and an increase of 35% from the prior quarter. Non-GAAP net income was $18.3 million, a decrease of 26% compared to $24.9 million for the same period last year and an increase of 35% compared to the prior quarter.

For the six months ended December 31, 2012, GAAP net income was $31.0 million, a decrease of 33% compared to GAAP net income of $46.2 million for the same period in the prior year. Non-GAAP net income was $31.9 million, a decrease of 32% compared to $46.6 million for the same period in the prior year.

The following table reconciles GAAP net income to non-GAAP net income and weighted-average shares used in computing net income per share of common stock-diluted to weighted-average shares used in computing non-GAAP Diluted EPS:

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
	(in thousands, except per share data) (unaudited)
Net income	$17,803	$24,691	$30,982	$46,184
Stock-based compensation, net of taxes	536	211	929	421

Non-GAAP net income	$18,339	$24,902	$31,911	$46,605

Weighted-average shares used in computing net income per share of common stock- diluted	90,056	90,056	91,493	75,102
Weighted-average dilutive effect of stock options and restricted stock units	—	—	—	3,247
Weighted-average shares of Series A preferred shares outstanding		3,390	—	15,131

Weighted-average shares used in computing non-GAAP diluted EPS (1)	90,056	93,446	91,493	93,480

Non-GAAP diluted EPS (1)	$0.20	$0.27	$0.35	$0.50

(1)	Non-GAAP Diluted EPS is calculated using non-GAAP net income excluding stock-based compensation, net of taxes and weighted-average shares outstanding as if Series A preferred stock is treated as common stock for the periods presented.

“Our second quarter’s strong sequential improvements were driven in large part, by our investments in the company’s operational and legal infrastructure. We have implemented a revamped logistics system, which has led to lower lead times and days sales outstanding. Meanwhile, our AirMax anti-counterfeit strategy has made significant progress in decreasing counterfeit shipments and deterring counterfeit activities. Our anti-counterfeit manufacturing technology is now fully implemented across all platforms, including our newer AirMax technology,” said Robert J. Pera, Founder and Chief Executive Officer of Ubiquiti Networks. “We are very excited about Ubiquiti’s continued growth prospects in the operator market as well as new growth opportunities in the enterprise, security, and machine to machine communications markets.”

Recent Highlights

•

In September, the Company released EdgeMax, a price/performance disruptive software and systems routing platform, offering what the company believes to be the world’s first sub-$100 router technology with greater than 1 million packet-per-second processing performance packed with powerful routing features.

•	In October, AirFiber, the Company’s microwave backhaul solution, won the 2012 Wireless Internet Provider Association product of the year award.

•	AirVision, the Company’s IP video surveillance platform has been re-architected and vastly upgraded with the release of the Company’s AirVision 2.0 NVR and management software.

Mr. Pera added, “Just as we anticipate strong demand ahead with AirFiber and Edgemax rounding out our AirMax technology offering, UniFi (wireless LAN) has the potential to become our next major growth opportunity as we work to expand its functionality during this calendar year. AirVision version 2.0 also has been completely architected and will also launch soon. Finally, our enterprise machine to machine communications platform (mFi) will have several new updates and products this year.”

Business Outlook

Ubiquiti currently believes the demand environment in its end markets supports the following forecast for the Company’s fiscal third quarter ending March 31, 2013:

•	Revenues of between $76 million and $84 million

•	GAAP Diluted EPS of between $0.19 and $0.23

•	Non-GAAP Diluted EPS of between $0.20 and $0.24

Conference Call

Ubiquiti Networks will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of UBIQUITI NETWORKS’s website at www.ubnt.com.

About Ubiquiti Networks

Ubiquiti Networks (NASDAQ: UBNT) is closing the digital divide by building network communication platforms for everyone and everywhere. With over 10 million devices deployed in over 200 countries, Ubiquiti is transforming under-networked businesses and communities. Our leading edge platforms, airMAX™, UniFi™, airFiber™, airVision™, mFi™ and EdgeMAX™ combine innovative technology, disruptive price performance and the support of a global user community to eliminate barriers to connectivity. For more information, join our community at http://www.ubnt.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain recurring costs, expenses and gains such as stock based compensation expense and the tax effects of these non-GAAP adjustments. In addition, our non-GAAP adjustments present shares of Series A preferred stock as if these shares had been converted to common stock throughout the periods presented. Reconciliations of the adjustments to GAAP results for the three and six months ended December 31, 2012 and 2011 are provided below. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding anticipated strong demand, growth prospects, expected product launches and new updates, market positioning, potential of new technology platforms, effect of anti-counterfeit manufacturing processes, short and long term opportunities, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, distributors inventory management practices and general economic conditions; impact of counterfeiting and our ability to contain that; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; if we fail to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification and litigation related to U.S. Securities laws and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2012 and in our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2012 and December 31, 2012 and other filings filed with the U.S. Securities and Exchange Commission (the SEC), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting Ubiquiti Networks’ Investor Relations Department, or by email at investor.relations@ubnt.com or Ubiquiti Networks’ Investor Relations website at www.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Ubiquiti Networks undertakes no obligation to update information contained in this press release. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Networks Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Revenues	$74,901	$87,817	$136,436	$166,984
Cost of revenues	44,416	50,527	80,931	96,681

Gross profit	30,485	37,290	55,505	70,303

Operating expenses:
Research and development	5,052	3,683	9,763	7,052
Sales, general and administrative	5,314	2,431	9,848	4,575

Total operating expenses	10,366	6,114	19,611	11,627

Income from operations	20,119	31,176	35,894	58,676
Interest income (expense) and other, net	(197)	(312)	(283)	(946)

Income before provision for income taxes	19,922	30,864	35,611	57,730
Provision for income taxes	2,119	6,173	4,629	11,546

Net income	$17,803	$24,691	$30,982	$46,184

Preferred stock cumulative dividend and accretion of cost of preferred stock	—	(9,704)	—	(112,431)
Less allocation of net income to participating preferred stockholders	—	(559)	—	—

Net income (loss) attributable to common stockholders—basic	$17,803	$14,428	$30,982	$(66,247)
Undistributed earnings re-allocated to common stockholders	—	15	—	—

Net income (loss) attributable to common stockholders—diluted	$17,803	$14,443	$30,982	$(66,247)

Net income (loss) per share of common stock:
Basic	$0.20	$0.16	$0.35	$(0.88)

Diluted	$0.20	$0.16	$0.34	$(0.88)

Weighted average shares used in computing net income (loss) per share of common stock:
Basic	88,094	87,487	89,532	75,102

Diluted	90,056	90,056	91,493	75,102

Ubiquiti Networks Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Net income	$17,803	$24,691	$30,982	$46,184
Stock-based compensation:
Cost of revenues	104	27	185	33
Research and development	401	116	667	232
Sales, general and administrative	388	208	697	437
Tax effect of non-GAAP adjustments	(357)	(140)	(620)	(281)

Non-GAAP net income	$18,339	$24,902	$31,911	$46,605

Non-GAAP diluted EPS (1)	$0.20	$0.27	$0.35	$0.50

Weighted-average shares used in non-GAAP diluted EPS (1)	90,056	93,446	91,493	93,480

(1)	Non-GAAP Diluted EPS is calculated using non-GAAP net income excluding stock-based compensation, net of taxes and weighted-average shares outstanding as if Series A preferred stock is treated as common stock for the periods presented.

Ubiquiti Networks, Inc.

Reconciliation of Weighted-Average Shares Used in Computing Net Income Per Share of Common Stock-Diluted to Weighted-Average Shares Used In Computing Non-GAAP Diluted EPS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Weighted-average shares used in computing net income per share of common stock- diluted	90,056	90,056	91,493	75,102
Add back:
Weighted-average dilutive effect of stock options and restricted stock units	—	—	—	3,247
Weighted-average shares of Series A preferred shares outstanding	—	3,390	—	15,131

Weighted-average shares used in computing non-GAAP diluted EPS	90,056	93,446	91,493	93,480

Ubiquiti Networks Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	December 31, 2012	June 30, 2012(1)
Assets
Current assets:
Cash and cash equivalents	$148,301	$122,060
Accounts receivable, net	55,902	75,644
Inventories	14,623	7,734
Current deferred tax asset	882	882
Prepaid expenses and other current assets	2,771	1,577

Total current assets	222,479	207,897
Property and equipment, net	5,664	4,471
Long-term deferred tax asset	232	232
Other long–term assets	1,804	1,136

Total assets	$230,179	$213,736

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$27,747	$26,450
Customer deposits	1,392	235
Deferred revenues	815	805
Income taxes payable	5,353	946
Debt – short-term	5,009	6,968
Other current liabilities	14,931	17,031

Total current liabilities	55,247	52,435
Long–term taxes payable	7,727	7,727
Debt – long-term	73,601	22,623

Total liabilities	136,575	82,785

Stockholders’ deficit:
Common stock	87	92
Additional paid–in capital	130,658	128,981
Treasury stock	(123,864)	(69,515)
Retained earnings	86,723	71,393

Total stockholders’ deficit	93,604	130,951

Total liabilities, convertible preferred stock and stockholders’ deficit	$230,179	$213,736

(1)	Derived from audited consolidated statements as of and for the year ended June 30, 2012.

Ubiquiti Networks Inc.

Revenue by Product Category and Geographical Area

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Revenue by Product Category
AirMax	$48,752	$52,939	$80,809	$102,774
New Platforms	11,905	4,226	27,533	6,960
Other systems	4,835	18,254	8,619	31,019

Systems	65,492	75,419	116,961	140,753
Embedded radio	1,519	2,567	3,233	5,792
Antennas/other	7,890	9,831	16,242	20,439

Total revenues	$74,901	$87,817	$136,436	$166,984

Revenue by Geographical Area
North America	$12,106	$21,440	$32,467	$46,381
South America	17,081	24,250	27,324	44,085
Europe, the Middle East and Africa	35,929	30,356	59,073	55,139
Asia Pacific	9,785	11,771	17,572	21,379

Total revenues	$74,901	$87,817	$136,436	$166,984

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring costs, expenses and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant recurring items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks

We compute non-GAAP net income and non-GAAP diluted earnings per share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring stock-based compensation expense and the tax effect of these adjustments. In addition, our non-GAAP diluted earnings per share is calculated using weighted-average shares outstanding as if Series A preferred stock outstanding had been converted to common stock throughout the periods presented. Examples of items excluded from net income are:

•	Recurring charges and gains, including:

•	Stock-based compensation expense is recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation.

•	Tax effect of non-GAAP adjustments. After adjusting to exclude the items described above, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision.

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the tables captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” and “Reconciliation of Weighted-Average Shares Used in Computing Net Income (Loss) Per Share of Common Stock-Diluted to Weighted-Average Shares Used In Computing Non-GAAP Diluted EPS” included in this press release.